As filed with the Securities and Exchange Commission on September 30, 1998

                                                   Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          IMCLONE SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)

             Delaware                                            04-2834797
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

             180 Varick Street
            New York, New York                                      10014
 (Address of Principal Executive Offices)                        (Zip Code)

  ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan, As Amended
         ImClone Systems Incorporated 1998 Employee Stock Purchase Plan
                Option to Purchase 60,000 Shares of Common Stock
                            (Full title of the plan)

                               ------------------

                                 John B. Landes
            Vice President, Business Development and General Counsel
                          ImClone Systems Incorporated
                                180 Varick Street
                            New York, New York 10014
                     (Name and address of agent for service)

                                 (212) 645-1405
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Lawrence A. Darby III, Esq.
                   Kaye, Scholer, Fierman, Hays & Handler, LLP
                                 425 Park Avenue
                          New York, New York 10022-3598

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of       Amount          Proposed maximum Proposed maximum    Amount of
securities to  to be           offering price   aggregate           registration
be registered  registered(1)   per share(2)     offering price(2)   fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par
value .......    637,000          $11.44          $7,287,280         $2,150
                 363,000            9.625          3,493,875          1,031
                 500,000            9.625          4,812,500          1,420
                  60,000           10.125            607,500            180
--------------------------------------------------------------------------------
  Totals ....  1,560,000                         $16,201,155         $4,781
================================================================================

----------
(1) Excludes such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plans (as defined) or the Martell Option (as defined). This total represents (i) 1,000,000 shares of Common Stock and 500,000 shares of Common Stock reserved for issuance pursuant to options granted or which may be granted under the ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan, As Amended, and the ImClone Systems Incorporated 1998 Employee Stock Purchase Plan, respectively (together, the "Plans") and (ii) 60,000 shares of Common Stock reserved for issuance to the Company's, Vice President, Marketing, pursuant to a certain Option Agreement dated as of September 1, 1998.

(2) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price of shares subject to outstanding options have been determined on the basis of the average exercise prices of the outstanding options and shares not subject to outstanding options have been determined based on the average of the high and low prices of the Common Stock on September 29, 1998, as reported by the NASDAQ National Market.

                            SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents which have heretofore been filed by ImClone Systems Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.

3. The Company's Current Report on Form 8-K filed with the Commission on February 10, 1998.

4. The description of the Company's Common Stock, par value $.001 per share, contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interest of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such provisions is that, on the terms and conditions set forth in the Company's Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Company's Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

      The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

      The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived in improper personal benefit.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit No.        Description
-----------        -----------
5.1 Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP with respect to the legality of the securities being registered. (Filed herewith).

23.1              Consent of KPMG Peat Marwick LLP.  (Filed herewith).

23.2              Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP.
                  (Included in Exhibit 5).

24.               Power of Attorney. (Included  on  signature  pages  to    this
                  Registration Statement).

99.1 ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan. (Incorporated by reference to Exhibit 10.69 of ImClone Systems Incorporated's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

99.2 ImClone Systems Incorporated 1998 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.68 of ImClone Systems Incorporated's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

99.3              Option Agreement,  dated  as  of   September 1, 1998,  between
                  ImClone Systems Incorporated and Ron Martell. (Filed herewith)

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of September 1998.

                                      IMCLONE SYSTEMS INCORPORATED

                                      By: /S/ Samuel D. Waksal
                                         -----------------------------------
                                         Samuel D. Waksal
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, to execute in the name and on behalf of each such person and to file any amendment to this Registration Statement, and appoints Samuel D. Waksal, Harlan W. Waksal and John B. Landes, or any of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below, and to file any amendments to this Registration Statement, including any and all post-effective amendments.

       Signature                      Title                          Date
       ---------                      -----                          ----

/S/  Robert F. Goldhammer     Chairman of the Board           September 30, 1998
-------------------------     and Director
Robert F. Goldhammer

/S/  Samuel D. Waksal         President, Chief Executive      September 30, 1998
---------------------         Officer and Director
Samuel D. Waksal              (Principal Executive Officer)

/S/  Harlan W. Waksal         Executive Vice President,       September 30, 1998
---------------------         Chief Operating Officer
Harlan W. Waksal              and Director

/S/  Carl Goldfischer         Vice President of Finance       September 30, 1998
---------------------         and Chief Financial Officer
Carl Goldfischer              (Principal Financial and
                              Accounting Officer)

/S/  Jean Carvais             Director                        September 30, 1998
-----------------------
Jean Carvais

/S/  Vincent T. DeVita, Jr.   Director                        September 30, 1998
---------------------------
Vincent T. DeVita, Jr.

/S/  Paul B. Kopperl          Director                        September 30, 1998
-----------------------
Paul B. Kopperl

/S/  William R. Miller        Director                        September 30, 1998
-----------------------
William R. Miller

/S/  David M. Kies            Director                        September 30, 1998
-----------------------
David M. Kies

/S/  Richard Barth            Director                        September 30, 1998
-----------------------
Richard Barth

/S/  John Mendelsohn          Director                        September 30, 1998
-----------------------
John Mendelsohn

                                  EXHIBIT INDEX

Exhibit
No.              Description
-------          ------------
5.1              Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP.
                 (Filed herewith).

23.1             Consent of KPMG Peat Marwick LLP.  (Filed herewith).

23.2             Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP.
                 (Included in Exhibit 5).

24. Power of Attorney. (Included on signature pages to this Registration Statement).

99.1 ImClone Systems Incorporated 1998 Non-Qualified Stock Option Plan. (Incorporated by reference to Exhibit 10.69 of ImClone Systems Incorporated's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

99.2 ImClone Systems Incorporated 1998 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.68 of ImClone Systems Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

99.3 Option Agreement, dated as of September 1, 1998, between ImClone Systems Incorporated and Ron Martell. (Filed herewith)